Exhibit 23.1

Thigpen, Jones, Seaton & Co., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
BUSINESS CONSULTANTS
1004 Hillcrest Parkway • P.O. Box 400 • Dublin, Georgia 31040-0400
Tel 478-272-2030 • Fax 478-272-3318 • E-mail tjs@tjscpa.com

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

As independent public accountants, we consent to the use in this Registration Statement of Atlantic Southern Financial Group, Inc. on Form S-1 of our report on Atlantic Southern Financial Group, Inc. and Subsidiary dated January 10, 2006, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia
April 13, 2006